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                                                                 EXHIBIT 3(i)(c)

                         Application for Reinstatement

This application authorizes the office of the secretary of state of Nevada to
reinstate   Millenia Corporation    (old name)
          -------------------------
under the name of:   Internet Multi Media Corporation   (new name).
                    ----------------------------------

This application is accompanied with the sixty-day list or annual list, the designation of the resident agent, and all fees and penalties.


                                            /s/ Michael Waldkinch
                                          ----------------------------------
                                                (authorized signature)

                                               Michael Waldkinch
                                               Secretary







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If a corporation, this application shall be signed by an officer.
If a limited partnership, this application shall be signed by a general partner. If a limited-liability company, this application shall be signed by a manager or a member.
If a limited-liability partnership, this application shall be signed by a managing partner.

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                                STATE OF NEVADA
                               SECRETARY OF STATE



                          CERTIFICATE OF REINSTATEMENT

    I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that INTERNET MULTI MEDIA CORPORATION formerly MILLENIA CORPORATION a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

         1998-1999         List of Officers + penalty          $100.00
         1999-2000         List of Officers + penalty          $100.00

         Reinstatement                                         $ 50.00
         Total                                                 $250.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

                             IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on January 24, 2000.



                                       /s/ Dean Heller
                                       Secretary of State



                                       By: /s/ Massey
[STATE OF NEVADA SEAL]                 Certification Clerk